UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14th, 2011

GLOBAL BIOTECH CORP.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

(Commission file no.)	(IRS Employer Identification No.)
000-33271	98-022951

2711, CENTREVILLE ROAD, BUREAU 400
WILMINGTON, DELAWARE 19808

Company's telephone number, including area code:
302-288-0658

Item 5.02 Departure of Directors or Certain Officers

On February 28, 2011 Perry Choiniere was removed, by a vote of the Board of Directors, as a Director and an Officer of Global Biotech Corp.

On August 18, 2011 Eric Sonigo was removed, by a vote of the Board of Directors, as an Officer of Global Biotech Corp.

Their responsibilities are being handled, until suitable replacements have been hired, by the current Officers of the Company.

Global Biotech Corp. has relocated their Canadian office to:
2550 Bates Rd. Suite 212 in Montreal, Qc H3S 1A7, Canada as of August 31, 2011.
Head office of the Company remains in Wilmington, Delaware

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date October 14th, 2011

Global Biotecgh Corp..
By: /s/ Louis Greco
Name Louis Greco
Its: Chief Executive Officer